UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010 (August 18, 2010)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(b) On August 19, 2010, Barnes & Noble, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreements”) with each of David G. Golden and David. A. Wilson (the “Non-Incumbent Director Nominees”) in consideration of the Non-Incumbent Director Nominees’ agreement to stand for election at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) and, if elected, to serve as Directors of the Company.

The Indemnification Agreements provide that the Company will indemnify each Non-Incumbent Director Nominee against any and all expenses, liabilities and losses reasonably incurred or suffered by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against, imposed upon, or incurred or suffered by the Non-Incumbent Director Nominee (including reasonable attorney’s fees and expenses), directly or indirectly, resulting from, based upon, arising out of or relating to (i) serving as a Director nominee; (ii) being a “participant in a solicitation” (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended) in connection with the Company’s proxy solicitation; or (iii) being otherwise involved in the Company’s proxy solicitation as a Director nominee, except to the extent such losses relate to acts or omissions not undertaken by the Non-Incumbent Director Nominee in good faith, involving any intentional misconduct or, in the case of any criminal action or proceeding, that the Non-Incumbent Director Nominee had reasonable cause to believe were unlawful. The Non-Incumbent Director Nominees’ rights under the Indemnification Agreements include the right to require the Company to advance any and all reasonable expenses incurred by the Non-Incumbent Director Nominees in connection with any indemnifiable claim upon receipt by the Company of an undertaking by or on behalf of the applicable Non-Incumbent Director Nominee to repay any portion of such amount to which it is ultimately determined that such Non-Incumbent Director Nominee was not entitled under the applicable Indemnification Agreement. The Indemnification Agreements also provide that the Company will reimburse the Non-Incumbent Director Nominees for their reasonable and documented out-of-pocket travel and related expenses incurred in connection with their service as Director nominees.

If the Non-Incumbent Director Nominees are elected to the Company’s Board of Directors (the “Board”), the Indemnification Agreements will not apply to the period following such election, and the Non-Incumbent Director Nominees will have the same right to indemnification as the other members of the Board.

The foregoing summary of the Indemnification Agreements is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 19, 2010, the Company announced that Michael J. Del Giudice and Lawrence S. Zilavy have decided not to stand for re-election to the Board at the Annual Meeting. Messrs. Del Giudice and Zilavy informed the Board of their decisions on August 18, 2010 and August 19, 2010, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed as part of this report.

Exhibit No.	Description

10.1	Form of Director Nominee’s Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: August 23, 2010	By:	/S/ JOSEPH J. LOMBARDI
	Name:	Joseph J. Lombardi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Director Nominee’s Indemnification Agreement.